Registration No. 333-175525

As filed with the Securities and Exchange Commission on August 18 , 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

DILMAX CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

99-0365611 IRS Employer Identification Number	7290 Primary Standard Industrial Classification Code Number

1659 Donovalska St., Suite 32

Prague, Czech Republic 14800

Tel. (702) 430-6148

Email: dilmaxcorp@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

Copies To:

STEPP LAW CORPORATION

15707 Rockfield Boulevard, Suite 101

Irvine, California 92618

Phone: (949) 660-9700

Fax: (949) 660-9010

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	2,500,000	$0.03	$75,000	$8.71

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

DILMAX CORP.

2,500,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the initial offering of common stock of Dilmax Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 2,500,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Konstantin Kupert, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 2,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.03	$0.0032	$0.0268
Total	$75,000	$8,000	$67,000

Dilmax Corp. is a development stage company and has limited operations.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Dilmax Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Dilmax Corp. is currently considered a “shell company” within the meaning of Rule 405 of Regulation C, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC.  If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Dilmax Corp. is not a Blank Check company. Its business plan has no indications to engage in a merger or acquisition with an unidentified company or companies, or other entity. We have no plans or intentions to be acquired by an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF DILMAX CORP.’S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED AUGUST 18 , 2011

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	14
DESCRIPTION OF BUSINESS	17
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	20
EXECUTIVE COMPENSATION	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
PLAN OF DISTRIBUTION	23
DESCRIPTION OF SECURITIES	24
I INDEMNIFICATION	25
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27
INDEX TO THE FINANCIAL STATEMENTS	27

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “DILMAX CORP.” REFERS TO DILMAX CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

DILMAX CORP.

We are a development stage company and our business is on-line distribution of music for fitness. Dilmax Corp. was incorporated in Nevada on April 14, 2011. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $37,500 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 6-12 after completion of this offering. At the beginning the revenues will be insignificant but we believe that once we start our marketing campaign it will gradually rise. By the end of the 12-month period after completion our offering we expect the revenues will be approximately $1,000 a month. We believe that it will continue rising and will be more than $1,000 a month in the following months therefore our revenues will exceed costs. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing advertising expenses and SEC filing requirements.  We do not currently have any arrangements for additional financing. Our principal executive offices are located at 1659 Donovalska St., Suite 32, Prague 14800, Czech Republic. Our phone number is (702) 430-6148.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (April 14, 2011) through May 31, 2011, reports no revenues and a net loss of $429.  Our independent registered public accounting firm has issued an audit opinion for Dilmax Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into DJ Service Agreement with DJ Namornik, who agreed to compose for us musical tracks and remixes to these tracks. We plan to sell these musical tracks and tracks remix for $0.75 each. We also plan to sell albums consisting of 10 tracks and remixes made up on basis of BMP (beats per minute) tempo and with duration of 45 minutes for $6.99. We do not intend to sell music produced by third parties. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. Dilmax Corp. has no current plans to merge with another operating company. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

 THE OFFERING

The Issuer:	DILMAX CORP.
Securities Being Offered:	2,500,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 2,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering

Gross Proceeds	$75,000
Securities Issued and Outstanding:	There are 2,700,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Konstantin Kupert
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from April 14, 2011(Inception) to May 31, 2011.

Financial Summary	May 31, 2011 ($) (Audited)
Cash and Deposits	2,871
Total Assets	2,871
Total Liabilities	600
Total Stockholder’s Deficit	2,271

Statement of Operations	Accumulated From April 14, 2011 (Inception) to May 31, 2011 ($) (Audited)
Total Expenses	429
Net Loss for the Period	(429)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the online distribution of workout music. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of May 31, 2011, we had cash in the amount of $2,871 and liabilities of $600. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on April 14, 2011 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $429 for the period from our inception on April 14, 2011 to May 31, 2011, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in online distribution of workout music. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. M&K CPAS, PLLC our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Dilmax Corp. is suitable.

We require minimum funding of approximately $37,500 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Konstantin Kupert, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, Mr. Kupert has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing advertising expenses and SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us or may have difficulty paying us. A slow or uneven pace of economic recovery would negatively affect our ability to start our online fitness music store and obtain financing.

WE FACE COMPETITION FROM OTHER ONLINE STORES AND TRADITIONAL MUSIC STORES SELLING WORKOUT MUSIC AS WELL AS FROM TERRESTRIAL AND SATELLITE RADIO.

We will face competition from other companies with similar product offerings. Many of these companies have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than us. Many of these companies also have more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

BECAUSE OUR SOLE OFFICER AND DIRECTORS HAS NO EXPERIENCE IN ONLINE MARKETING AND WORKOUT MUSIC MARKETING, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our sole officers and director has no professional training or experience in online marketing and workout music marketing. Mr. Kupert’s lack of experience will hinder our ability to start selling our workout music and earn revenue.  Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to buy workout music from us.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell our workout music at prices which generate a profit.

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WE ARE DEPENDENT UPON CONSUMER TASTES FOR THE SUCCESS OF OUR WORKOUT MUSIC.

Our workout music acceptance by potential consumers and their consequent generation of revenues will depend upon a variety of unpredictable factors, including:

- Public taste, which is always subject to change;

- The quantity and popularity of other workout music available to the public;

- The continued use and popularity of fitness; and

- The fact that the distribution and sales methods chosen for workout music we market may be ineffective.

For any of these reasons, our programs may be commercially unsuccessful.  If we are unable to market workout music which is commercially successful, we may not be able to recoup our expenses and/or generate sufficient revenues. In the event that we are unable to generate sufficient revenues, we may not be able to continue operating as a viable business and an investor could suffer the loss of a significant portion or all of his investment in our company.

BREACHES IN COMPUTER NETWORK SECURITY THROUGH UNAUTHORIZED ACCESS COULD HARM US BY JEOPARDIZING CUSTOMER CONFIDENCE.

Both our infrastructure and the infrastructure of Internet service providers could be vulnerable to unauthorized access, computer viruses or similar disruptive problems and system failures. Security and disruption problems with the Internet or our website may prevent customers and potential customers from accessing our website.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE COMPANY’S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident and our headquarter and assets are located in Czech Republic. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Czech Republic it may be difficult or impossible for U.S. investors to collect a judgment against us.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 51.92% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Kupert, our sole officer and director, will own 51,92 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Kupert may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

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BECAUSE OUR CURRENT SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Konstantin Kupert, sole officer and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Kupert to our company could negatively impact our business development.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on April 14, 2011 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Dilmax Corp. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

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OUR PRESIDENT, MR. KUPERT DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Kupert does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $2,500,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares and we receive the proceeds in the amount of $37,500 from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Dilmax Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Konstantin Kupert, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Konstantin Kupert, our sole officer, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $75,000 as anticipated.

Gross proceeds	$37,500	$56,250	$75,000
Offering expenses	$8,000	$8,000	$8,000
Net proceeds	$29,500	$48,250	$67,000
Establishing an office	$2,000	$2,500	$4,000
Website development	$3,000	$4,000	$6,000
Workout music composing	$10,000	$15,000	$20,000
Marketing and advertising	$4,000	$13,000	$22,000
SEC reporting and compliance	$10,000	$10,000	$10,000
Miscellaneous expenses	$500	$3,750	$5,000

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The above figures represent only estimated costs.  If necessary, Konstantin Kupert, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Kupert will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Kupert. Mr. Kupert will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on April 14, 2011.  Konstantin Kupert, the Company’s sole officer and director, paid $.001 per share for the 2,700,000 shares of common stock he purchased from the Company on May 7, 2011.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of May 31, 2011, the net tangible book value of our shares of common stock was $2,271 or approximately $0.0008 per share based upon 2,700,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,200,000 shares to be outstanding will be $69,271 or approximately $0.0133 per share. The net tangible book value per share prior to the offering is $0.0008. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0125 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0133 per share.

After completion of this offering, if 2,500,000 shares are sold, investors in the offering will own 48.08% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.03 per share. Our existing stockholder will own 51.92% of the total number of shares then outstanding, for which he has made contributions of cash totalling $2,700.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 1,875,000 shares are sold, the net tangible book value of the 4,575,000 shares to be outstanding will be $50,521, or approximately $0.011 per share. The net tangible book value per share prior to the offering is $0.0008. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0102 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.011 per share.

After completion of this offering investors in the offering will own approximately 40.98% of the total number of shares then outstanding for which they will have made cash investment of $56,250, or $0.03 per share. Our existing stockholder will own approximately 59.02% of the total number of shares then outstanding, for which he has made contributions of cash totaling $2,700 or $0.001 per share.

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If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,250,000 shares are sold, the net tangible book value of the 3,950,000 shares to be outstanding will be $31,771, or approximately $0.008 per share. The net tangible book value per share prior to the offering is $0.0008. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0072 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.008 per share.

After completion of this offering investors in the offering will own approximately 31.65% of the total number of shares then outstanding for which they will have made cash investment of $37,500, or $0.03 per share. Our existing stockholder will own approximately 68.35% of the total number of shares then outstanding, for which he has made contributions of cash totaling $2,700 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.008
Potential gain to existing shareholder	$37,500
Net tangible book value per share after offering	$0.008
Increase to present stockholders in net tangible book value per share
after offering	$0.0072
Capital contributions	$2,700
Number of shares outstanding before the offering	2,700,000
Number of shares after offering assuming the sale of 50% of shares	3,950,000
Percentage of ownership after offering	68.35%
Existing Stockholder if 75% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.008
Potential gain to existing shareholder	$56,250
Net tangible book value per share after offering	$0.011
Increase to present stockholders in net tangible book value per share
after offering	$0.0102
Capital contributions	$2,700
Number of shares outstanding before the offering	2,700,000
Number of shares after offering assuming the sale of 50% of shares	4,575,000
Percentage of ownership after offering	59.02%
Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.008
Potential gain to existing shareholder	$75,000
Net tangible book value per share after offering	$0.0133
Increase to present stockholders in net tangible book value per share
after offering	$0.0125
Capital contributions	$2,700
Number of shares outstanding before the offering	2,700,000
Number of shares after offering assuming the sale of the maximum
number of shares	5,200,000
Percentage of ownership after offering	51.92%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.03
Dilution per share	$0.0167
Capital contributions	$75,000
Number of shares after offering held by public investors	2,500,000
Percentage of capital contributions by existing shareholder	3.47%
Percentage of capital contributions by new investors	96.53%
Percentage of ownership after offering	48.08%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Dilution per share	$0.019
Capital contributions	$56,250
Percentage of capital contributions by existing shareholder	4.58%
Percentage of capital contributions by new investors	95.42%
Number of shares after offering held by public investors	1,875,000
Percentage of ownership after offering	40.98%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.022
Capital contributions	$37,500
Percentage of capital contributions by existing shareholder	6.72%
Percentage of capital contributions by new investors	93.28%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	31.65%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $2,871 as of May 31, 2011.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Konstantin Kupert, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Kupert, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $37,500 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. The company has no current plans to merge with another operating company. Our principal executive offices are located at 1659 Donovalska St., Suite 32, Prague 14800, Czech Republic. Our phone number is (702) 430-6148.

We are a development stage company and have generated no revenue to date. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan.  The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring sales personnel and entering into agreements with new DJs. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $75,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably distribute workout music online though our website. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: minimum $2,000.

Upon completion of the offering we plan to set up office in Czech Republic and acquire the necessary equipment to begin operations. Our sole officer and director, Konstantin Kupert will take care of our initial administrative duties. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment to begin operations. If we sell 75% of the shares offered we will buy better PCs with advanced features that will cost us $300-$500 more. In this case, set up costs will be approximately $2,500. In the event we sell all of the shares offered we will buy additional and more advanced software that will help us in everyday operations and in protection of our database. We will also buy more advanced equipment; therefore the office set up cots will be approximately $4,000.

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Develop Our Website

Time Frame: 2nd – 4th months.

Material costs: $3,000-$6,000.

During this period, we intend to begin developing our website. Our sole officer and director, Konstantin Kupert will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3,000. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well designed web site, therefore developing cost will be $4,000 and $6,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations. As of the date of this prospectus we have not yet identified or registered any domain names for our website.

Composing tracks and remixes

Time Frame:  3rd - 12th months.

Material costs: $5,000-$20,000.

During this period we plan to pay retainer to DJ who according to the DJ Service Agreement agreed to compose music tracks and remixes for us. If we sell 75% or more of the shares in this offering and start successfully selling our workout music on-line we will engage by the end of 12-month period in new DJ Service Agreement with DJ Namornik or another DJ to compose new workout music for us. We do not intend to sell music produced by third parties.

Marketing

Time Frame: 6th - 12th months.

Material costs: $8,000-$22,000.

Once our web site is operational and our workout music is composed we will start marketing program. Our sole officer and director, Konstantin Kupert, will be responsible for marketing of our workout music. We plan to develop a website to market, display and sell our products. Our website will describe advantages of music for fitness as well as our workout music advantages, show our contact information, and include some general information. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

Even if we are able to obtain sufficient number of customers purchasing our workout music from our web site, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

In summary, during 1st-6th month we should have established our office and developed our website. After this point we should be ready to start more significant operations and start selling workout music. During months 6-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Konstantin Kupert, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our workout music, Mr. Kupert has agreed to commit more time as required. Because Mr. Kupert will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

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Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
SEC reporting and compliance Establishing an office Website development and testing Marketing and advertising DJ service Other Expenses	10,000 2,000 3,000 4,000 10,000 500	10,000 2,500 4,000 13,000 15,000 3,750	10,000 4,000 6,000 22,000 20,000 5,000
Total	29,500	48,250	67,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on April 14, 2011 to May 31, 2011

During the period we incorporated the company, prepared a business plan and executed DJ Service Agreement with DJ Namornik. Our loss since inception is $429.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 2,700,000 shares of common stock to our sole officer and director for net proceeds of $2,700.

 LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2011, the Company had $2,871 cash and our liabilities were $600, comprising $600 owed to Konstantin Kupert, our sole oficer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 2,700,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,700.

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We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Konstantin Kupert, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Kupert has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Our current cash on hand will be used to pay the fees and expenses of this offering.  To proceed with our operations within 12 months, we need a minimum of $37,500.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in online distribution market pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

DESCRIPTION OF BUSINESS

General

Dilmax Corp. was incorporated in the State of Nevada on April 14, 2011 and established a fiscal year end of May 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to distribute music for fitness. The company has no current plans to merge with another operating company. To date, we have had limited operations. We have developed our business plan, and executed a DJ Service Agreement with DJ Namornik, who agreed to compose for us 20 original musical tracks and 50 remixes to these tracks. We do not intend to sell music produced by third parties.

Dilmax Corp. hopes to position itself to take full advantage of the fast growing Internet industry. It is our intent to have our web site completed within the next 12 months. It is our desire to be a distributor of workout music via Internet. Our concept would allow anyone who had a computer or access to the Internet to purchase and download music for fitness. Dilmax Corp. wants to provide music for fitness to everyone who likes music and wants to energize workout. However, there is no assurance that our potential customers will purchase our workout music.

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Product

When it comes to maximizing workout energy, motivation and performance, Dilmax Corp. makes it happen. We intend to offer audio tracks with different tempos for people who like individual sport activities such as jogging, spinning/cycling, cardio/running, weight lifting, dancing, yoga and stretching. To keep the body moving with the beat and get the most benefit from workout music, it is important to select the right tempos for individual fitness level and specific workout activity. Someone starting out on an exercise program, learning how to use a new piece of equipment, has an extra long stride, or just like to workout at slower than normal speeds, should listen to slightly slower music. Likewise, if someone is an advanced exerciser, have a shorter than average stride, or just like to workout at faster than normal speeds, can use slightly faster music. We plan to sell our musical tracks and tracks remix for $0.75 each. We also plan to sell albums consisting of 10 tracks and remixes made up on basis of BMP (beats per minute) tempo and with duration of 45 minutes for $6.99.

How Does Music Affect Exercise?

For many years, researchers have been examining the effects music has on exercise. According to Len Kravitz, Ph.D., program coordinator of exercise science and a researcher at the University of New Mexico at Albuquerque (1), four primary conclusions can be drawn from the numerous studies that have tried to explain music's facilitation on exercise performance:

First, music can reduce the feeling of fatigue allowing the exerciser to work out for longer periods of time. Second, it can boost spirits. Music can also produce relaxation response which can help someone push through some of the more uncomfortable feelings of an exercise. And, lastly, the rhythms of music can improve motor coordination. Not only can this reduce risk of injury but it also has implications for those who are suffering from a movement disorder like Parkinson's disease or paralysis following a stroke. In fact, a 2004 study noted in the journal, "Neuroscience Letters" showed that music increased motor coordination with those affected by Parkinson's disease.

(1) http://www.livestrong.com/article/25684-music-affect-exercise/

When it comes to pairing music with exercise, the same study that showed music's effect on endurance and experience also showed that carefully selected music is largely responsible for these positive results. In general, upbeat music with a strong beat and rhythm enhances cardiovascular exercise like running, cycling, spinning or stair-climbing. The music's rhythm forces the exerciser to match his/her pace and time with that of the music's tempo. In a similar manner, when music is paired with more gentle forms of exercise like yoga, Pilates or during a cool-down stretch, the music's tempo is generally slower and the volume is reduced, reflecting the overall tone of the exercise.

Target Market

We expect that anyone who likes music and likes to build muscles, dance, run, lose weight, burn fat, increase strength and do any type of physical exercise will be our potential customer. However, there is no assurance that we ever find any potential customers.

Web site

We currently have no web site and do not own a domain name for our business. However, we hope to launch our website and commence delivering workout music to the public with the proceeds from this offering. Currently, our operations consist primarily of organizational and capital raising activities, research and analysis with respect to Internet musical industry opportunities.

Marketing

Our sole officer and director, Konstantin Kupert, will be responsible for marketing of our workout music. We will be targeting consumers in Europe as well as around the world. We plan to develop a website to market, display and sell our products. As we plan to market, sell and deliver our product by the use of website, we will target our customers in the Internet. Our target market is anyone who likes music and likes to build muscles, dance, run, lose weight, burn fat, increase strength and do any type of physical exercise regardless of the whereabouts. One of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use the following online marketing tools to direct traffic to our website and identify potential customers around the world:

Banner advertising: New technologies have given to online advertisement customization capabilities when it comes to banner advertising. Advertisers now have the ability to have their banner ads appear on pages devoted to certain types of content. We can have our ad appear on a site only when it is presenting an article on the workout industry. We can also use geo-targeting tactics. By tracking the IP address of the user, we can have ads appear before those in a location we are targeting.

Pay Per Click: Pay-Per-Click allows us to create a small text ad, and then have that ad appear on screen when the user is searching on keyword relating to our business. Google and its AdWords program is currently the leader in this space, with Yahoo! and Microsoft in second and third place respectively. With Pay-Per-Click our ad appears in the Sponsored Links section of the search results page.

Organic Search: The remainder of the search results page is made up of organic or "natural" search results. These listings are generated based on the HTML tags and relevant content found in a website. By specifically tailoring these elements, we can focus on particular audiences in a similar fashion as Pay-Per-Click.

As of the date of this prospectus we have not yet identified or registered any domain names for our website. To accomplish this, we plan to contract an independent web designing company. Our website will describe advantages of music for fitness as well as our workout music advantages, show our contact information, and include some general information. We intend to attract traffic to our website by a variety of online marketing tactics mentioned above ..  We intend to promote our website by displaying it on our promotion materials. We will also promote our product through word of mouth and use internet promotion tools on F acebook , Myspace and T witter to advertise our company and create links to our website ..

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To enhance our sales and to advertise our product we plan to keep improving and developing our website to make it as “user friendly” as possible. Our website will offer a variety of workout music and by becoming a "one-stop shopping" destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding similar music for fitness. Our online store will provide customers with an easy-to-use shopping alternative. The website will be available 24 hours a day, seven days a week allowing customers to shop for our products directly from their home or office around the world. We will attempt to provide a customer service via email where consumers can resolve order and product questions.

Our sole officers and director has no professional training or experience in online marketing and workout music marketing, therefore our business has high risk of failure.

Even if we are able to obtain sufficient number of customers purchasing our workout music from our web site, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

Contracts

We have executed a DJ Service Agreement with DJ Namornik on June 26, 2011. According to the agreement, DJ Namornik has agreed to compose 20 original musical tracks and 50 remixes to these tracks for fitness industry (Workout Music). The material terms of the Contract are the following:

1. Company engages DJ as an independent contractor to compose 20 Musical tracks & 50 Remixes to these tracks for fitness industry (Workout Music).

2. DJ agrees to deliver final music mix recordings no later than 60 days after the Advance payment.

3. Company agrees to pay a fee of $10,000, payable as follows:

- (a) 20 Original Musical tracks at US$ 250 = US$ 5000

- (b) 50 Remixes at US$ 100 = US$ 5000

4. Company pays US$ 1000 as Advance to create Musical tracks and Remixes. Company pays US$ 5000, after completion of 10 Musical tracks & 25 Remixes. Company pays US$ 4000, upon completion of 20 Musical tracks & 50 Remixes.

5. The music publishing company designated for the Music / Remix will be DILMAX CORP. DILMAX CORP. will own 100% of all worldwide music publishing rights for the all 20 Musical tracks & 50 Remixes created by DJ. DILMAX CORP. will be able to sell this music through online / offline medium across the world.

6. Company does not agree to pay to DJ, and DJ agrees to accept there will be no royalty paid from music distribution.

As of the date of this prospectus we have not made the Advance payment to DJ Namornik . We do not intend to retain a DJ to compose music tracks until we set up office and start to develop our website (3-12 months following completion of this offering). A copy of the Agreement is filed as Exhibit 10.1 to this registration statement.

Competition

There are many barriers of entry in the online distribution business of workout music and level of competition is extremely high. There are many domestic and international companies offering similar product. We will be in direct competition with them. Many large distributors will be able to provide broader product line and more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar product than us which may also cause us to lose business.

Dilmax Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of providing workout music through the Internet. Many established, yet well financed entities are currently active in the business of providing workout music over the Internet.  Nearly all Dilmax Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Dilmax Corp. We are, consequently, at a competitive disadvantage in being able to provide such product and become a successful company in the internet industry. Therefore, Dilmax Corp. may not be able to establish itself within the industry at all.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Konstantin Kupert.

Offices

Our business office is located at 1659 Donovalska St., Suite 32, Prague 14800, Czech Republic.  This is the office provided by our President and Director, Konstantin Kupert. Our office is a part of a Mr. Kupert’s residence. Our phone number is (702) 430-6148.  We do not pay any rent to Mr. Kupert and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Konstantin Kupert 1659 Donovalska St., Suite 32, Prague 14800, Czech Republic	28	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Konstantin Kupert has acted as our President, Treasurer, Secretary and sole Director since our incorporation on April 14, 2011. Since 2003 to 2009 Mr. Kupert owned and operated diving center “Discovery”. In 2009 he sold his diving center and set up new company, Transtrade Ltd. Since that, Mr. Kupert has been working as CEO of this company. Transtrade Ltd. is involved in international trade. Mr. Kupert intends to devote 20 hours a week of his time to planning and organizing activities of Dilmax Corp.

During the past ten years, Mr. Kupert has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Mr. Kupert was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Kupert’s involvement in any type of business, securities or banking activities.

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     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Konstantin Kupert, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on April 14, 2011until May 31, 2011:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Konstantin Kupert, President, Secretary and Treasurer	April 14, 2011 to May 31, 2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Kupert currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of May 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Konstantin Kupert	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Konstantin Kupert will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On April 14, 2011, we issued a total of 2,700,000 shares of restricted common stock to Konstantin Kupert, our sole officer and director in consideration of $2,700. Further, Mr. Kupert has advanced funds to us. As of May 31, 2011, Mr. Kupert advanced us $600. Mr. Kupert will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Kupert. Mr. Kupert will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Kupert does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Kupert or the repayment of the funds to Mr. Kupert. The entire transaction was oral. Mr. Kupert is providing us office space free of charge and we have a verbal agreement with Mr. Kupert that, if necessary, he will loan the company funds to complete the registration process.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 31, 2011 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Konstantin Kupert 1659 Donovalska St., Suite 32, Prague 14800 Czech Republic	2,700,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of May 31, 2011, there were 2,700,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

     Upon the date of this prospectus, a total of 2,700,000 shares of common stock are issued and outstanding, all of which are owned by our sole officers and director. All these shares are restricted securities, as defined in Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter. However, since we are considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash, these 2,700,000 shares cannot be sold under Rule 144 until and unless the requirements of Rule 144(i) are satisfied. Pursuant to the requirements of Rule 144(i), once we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and disclose that we are no longer a shell company, we must file all reports and other materials required to be filed by such sections for 12 months and we have filed current "Form 10 information" with the SEC, then these 2,700,000 shares may be sold under Rule 144 after one year has elapsed from the date that we filed "Form 10 information". The term "Form 10 information" means the prospectus type information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Accordingly, the ability of the current holders of our common stock to re-sell their shares is limited by applicable regulations.

PLAN OF DISTRIBUTION

Dilmax Corp. has 2,700,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 2,500,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Konstantin Kupert will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Kupert is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Kupert will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kupert is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kupert will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kupert will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Dilmax Corp. will receive all proceeds from the sale of the 2,500,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

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The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Dilmax Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Dilmax Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Dilmax Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of May 31, 2011, there were 2,700,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Konstantin Kupert owns 2,700,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

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The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

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b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $75,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Dilmax Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Stepp Law Corporation has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

M&K CPAS, PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAS, PLLC has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by M&K CPAS, PLLC

     Our financial statements from inception to May 31, 2011, immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Dilmax Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Dilmax Corp. (a development stage company) as of May 31, 2011 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from April 14, 2011 (inception) through May 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dilmax Corp., as of May 31, 2011, and the results of its operations and cash flows for the periods described above in conformity with U.S. generally accepted principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss since inception and further losses are anticipated in the development of its businesses, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 12, 2011

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DILMAX CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
MAY 31, 2011
ASSETS
Current Assets
Cash	$ 2,871
Total Current Assets	2,871
TOTAL ASSETS	$ 2,871
LIABILITIES
Advance from Shareholders	$ 600
TOTAL LIABILITIES	600
STOCKHOLDER’S EQUITY
Common stock, par value $0.001; 75,000,000 shares authorized, 2,700,000 shares issued and outstanding	2,700
Deficit accumulated during the development stage	(429)
TOTAL STOCKHOLDER’S EQUITY	2,271
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 2,871

See accompanying notes to financial statements

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DILMAX CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 14, 2011 (INCEPTION) TO MAY 31, 2011
EXPENSES
General & Administrative Expenses	$ 429
TOTAL EXPENSES	429
NET LOSS FROM OPERATIONS	(429)
PROVISION FOR INCOME TAXES	-
NET LOSS	$ (429)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,700,000

See accompanying notes to financial statements

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DILMAX CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM APRIL 14, 2011 (INCEPTION) TO MAY 31, 2011
	Common Stock		Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Par Value	Stage	Equity
Balance at Inception on April 14, 2011	-	$ -	$ -	$ -
Shares sold at $0.001 per share to founder	2,700,000	2,700		2,700
Net loss for the period ended May 31, 2011	-	-	(429)	(429)
Balance, May 31, 2011	2,700,000	$ 2,700	$ (429)	$ 2,271

See accompanying notes to financial statements

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DILMAX CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 14, 2011 (INCEPTION) TO MAY 31, 2011
Cash Flows from Operating Activities
Net Income (Loss)	$ (429)
Net Cash (used in) Operating Activities	(429)
Cash Flows from Financing Activities
Loans from Shareholders	600
Sale of Common Shares	2,700
Net Cash provided by Financing Activities	3,300
Increase (Decrease) in Cash and Cash Equivalents	2,871
Cash and Cash Equivalents at Beginning of Period	-
Cash and Cash Equivalents at End of Period	$ 2,871
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes to financial statements

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DILMAX CORP.

(A Development Stage Company)

Notes to Financial Statements

MAY 31, 2011

NOTE 1- ORGANIZATION AND BUSINESS OPERATIONS

DILMAX CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 14, 2011. The Company’s business is on-line distribution of music for fitness. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception on April 14, 2011 through May 31, 2011 the Company has accumulated losses of $429.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $429 as of May 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.  In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company's bank accounts are deposited in insured institutions.  The funds are insured up to $250,000.  At May 31, 2010 the Company's bank deposits did not exceed the insured amounts.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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DILMAX CORP.

(A Development Stage Company)

Notes to Financial Statements

MAY 31, 2011

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.  We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

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DILMAX CORP.

(A Development Stage Company)

Notes to Financial Statements

MAY 31, 2011

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are the same.

Fiscal Periods

The Company's fiscal year end is May 31.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40,

Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

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DILMAX CORP.

(A Development Stage Company)

Notes to Financial Statements

MAY 31, 2011

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

NOTE 4 - STOCKHOLDER’S EQUITY

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. On May 10, 2011 the Company issued 2,700,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $2,700 to the Company’s founder.

As of May 31, 2011 the Company had 2,700,000 shares of common stock issued and outstanding.

NOTE 5 - RELATED PARTY TRANSACTONS

On May 10, 2011, a Director purchased 2,700,000 shares of common stock at a price of $0.001 per share for cash of $2,700.

The Director loaned $600 to the Company to pay for business expenses relating to banking and incorporation fees. This loan is non-interest bearing, due upon demand and unsecured.

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DILMAX CORP.

(A Development Stage Company)

Notes to Financial Statements

MAY 31, 2011

NOTE 6- INCOME TAXES

As of May 31, 2011, the Company had net operating loss carry forwards of $429 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at May 31, 2011:

Year Ended May 31, 2011
Deferred tax assets:
Net Operating Loss carry forward	$ 146
Total deferred tax assets	146
Less: valuation allowance	(146)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of May 31, 2011 was $150. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2011.

Reconciliation between the statutory rate and the effective tax rate is as follows at May 31, 2011:

2010
Federal Statutory tax rate	(35) %
Permanent difference and other	35%
Effective tax rate	- %

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PROSPECTUS

2,500,000 SHARES OF COMMON STOCK

DILMAX CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$8.71
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$3,000.00
EDGAR fees	$500.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,008.71

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Dilmax Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Dilmax Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Konstantin Kupert	May 7, 2011	2,700,000	$2,700.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	DJ Service Agreement with DJ Namornik dated June 26, 2011 *
23.1	Consent of Consent of independent registered public accounting firm

* Previously filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Prague, Czech Republic, on August 18 , 2011.

DILMAX CORP.

By:	/s/	Konstantin Kupert
	Name:	Konstantin Kupert
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Konstantin Kupert
Konstantin Kupert	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	August 18 , 2011

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	DJ Service Agreement with DJ Namornik dated June 26, 2011 *
23.1	Consent of independent registered public accounting firm

* Previously filed

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